Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,345,601)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,413,321
Dividend Income	72,020
Interest Income	9,881
ETF Transaction Fees	700
Total Income (Loss)	$150,321

Expenses
General Partner Management Fees	$11,904
Professional Fees	15,558
Brokerage Commissions	434
Directors' Fees and insurance	1,233
License fees	238
Total Expenses	29,367
Expense Waiver	(15,082)
Net Expenses	$14,285
Net Income (Loss)	$136,036

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/23	$19,170,341
Withdrawals (150,000 Shares)	(1,750,661)
Net Income (Loss)	136,036

Net Asset Value End of Month	$17,555,716
Net Asset Value Per Share (1,550,000 Shares)	$11.33

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596